Exhibit 15.1

Consent of Han Kun Law Offices

To:

TAL Education Group

TAL Building No.1

Courtyard No. 9, Qixin Middle Street, Changping District

Beijing 102200

People’s Republic of China

Date: June 12, 2026

Dear Sirs,

We consent to the reference to our firm under the headings “Item 4. Information on the Company—C. Organizational Structure—VIE Contractual Arrangements” in TAL Education Group’s Annual Report on Form 20-F for the fiscal year ended February 28, 2026, which will be filed with the Securities and Exchange Commission (the “SEC”) and further consent to the incorporation by reference of the summaries of our opinions that appear in the annual report on Form 20-F into the Registration Statements (No.333-172178, 333-249518 and 333-275096) on Form S-8. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report on Form 20 -  F for the fiscal year ended February 28, 2026.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES